Exhibit 99.1

Cerus Corporation Announces Second Quarter 2026 Financial Results

Second Quarter 2026 Total Revenue of $63.3 million; Second Quarter 2026 Product Revenue of $57.4 million, +10% Y/Y

Raising Lower End of 2026 Product Revenue Guidance: Range now $229 to $231 million;
Raising 2026 IFC Sales Outlook to $23 to $25 million, up approximately 40% to 50% Y/Y

CONCORD, CA, July 30, 2026 - Cerus Corporation (Nasdaq: CERS) announced today financial results for the second quarter ended June 30, 2026, and provided a business update.

“This quarter we made significant progress in expanding patient access to safer blood components around the globe,” said Vivek Jayaraman, Cerus’ president and chief executive officer. “I’m particularly pleased with the performance of our INTERCEPT Fibrinogen Complex (IFC) franchise in the U.S. The value proposition for blood centers, hospitals and clinicians is resonating and leading to earlier patient access to fibrinogen across the country. We view IFC as a compelling growth driver for Cerus.”

Additional highlights include:

•
Second-quarter 2026 total revenue comprised of (in millions, except percentages):

	Three Months Ended				Six Months Ended
	June 30,		Change		June 30,		Change
	2026	2025	$	%	2026	2025	$	%
Product Revenue	$57.4	$52.4	$5.0	10%	$111.1	$95.7	$15.4	16%
Government Contract Revenue	5.9	7.7	(1.8)	-24%	12.1	13.3	(1.2)	-9%
Total Revenue	$63.3	$60.1	$3.2	5%	$123.2	$109.0	$14.2	13%
Numbers may not sum due to rounding. Percentages calculated from unrounded figures.

•
Demand for IFC continued to increase, with second quarter volumes - including kits and finished therapeutic doses (measured in FC15* equivalent units) – up approximately 20% compared to the prior year period. Second quarter U.S. IFC sales totaled $6.7 million, up from $5.6 million in the prior year period.
•
Submitted PMA for the INTERCEPT Blood System for Platelets with INT200 Illuminator, the Company’s next generation LED-based illumination device, to the FDA as planned. Given review timelines, a regulatory decision is anticipated in early 2027.
•
Completed debt refinancing, including a $30 million reduction in the outstanding term loan funded with $20 million of cash on hand and $10 million drawn under the new, lower-cost revolving credit facility.
•
Expanded the Company’s ongoing collaboration with the Biomedical Advanced Research and Development Authority, or BARDA, to further advance the development of the INTERCEPT Red Blood Cell system, increasing the total potential value of the 2024 contract by $21.9 million from $248.6 million to $270.5 million. The BARDA contract is funded in whole or in part with federal funds from the Department of Health and Human Services’ Administration for Strategic Preparedness and Response, Biomedical Advanced Research and Development Authority under Contract No. 75A50124C00046.
•
Cash, cash equivalents, and short-term investments were $56.3 million at June 30, 2026.

Revenue

Product revenue for the second quarter of 2026 was $57.4 million, compared to $52.4 million for the prior year period, representing year-over-year growth of 10%. Second quarter growth was driven by increases across all product categories.

Government contract revenue for the second quarter of 2026 was $5.9 million, compared to $7.7 million during the prior year period. The decrease reflects the completion of the Company’s FDA contract in 2025, the wind-down of the BARDA 2016 contract, and timing of expenses related to the BARDA 2024 contract.

Product Gross Profit & Margin

Product gross profit for the second quarter of 2026 was $29.5 million, compared to $29.0 million, increasing by 2% over the prior year period. Product gross margin for the second quarter was 51.4% compared to 55.2% in the same period last year. The year-over-year decrease in gross margin was largely driven by a weaker U.S. dollar relative to the Euro and higher product costs driven by inflationary pressures.

Operating Expenses

Total operating expenses for the second quarter of 2026 were $37.3 million, compared to $40.1 million for the same period of the prior year, reflecting a year-over-year decrease of 7%.

R&D expenses for the second quarter of 2026 were $14.4 million, compared to $18.9 million in the second quarter of 2025. The primary contributors to lower R&D expenses were decreased development costs on the INT200, with the U.S. PMA submission completed, as well as lower development costs tied to government-funded projects, as reflected in the government contract revenue.

SG&A expenses totaled $22.9 million for the second quarter of 2026, compared to $21.2 million for the second quarter of 2025. The year-over-year increase in SG&A expenses was due to higher costs across various functions.

Net Loss Attributable to Cerus Corporation

Net loss attributable to Cerus Corporation for the second quarter of 2026 was $2.9 million, or $0.01 per basic and diluted share, compared to a net loss attributable to Cerus Corporation of $5.7 million, of $0.03 per basic and diluted share, for the same period of the prior year. Net loss attributable to Cerus Corporation for the first half of 2026 was $4.6 million, compared to a net loss attributable to Cerus Corporation of $13.4 million for the first half of 2025.

Non-GAAP Adjusted EBITDA

Non-GAAP adjusted EBITDA for the second quarter of 2026 was positive $3.0 million, compared to non-GAAP adjusted EBITDA of positive $0.9 million for the same period of the prior year. Non-GAAP adjusted EBITDA for the first half of 2026 was a positive $7.0 million compared to non-GAAP adjusted EBITDA of positive $1.1 for the first half of 2025.

Balance Sheet and Cash Flows

At June 30, 2026, the Company had cash, cash equivalents, and short-term investments of $56.3 million, compared to $82.9 million at December 31, 2025.

As of June 30, 2026, the Company had $35.0 million outstanding on its term loan and $30.1 million drawn on its revolving credit facility. The Company’s revolving line of credit allows for an additional $14.9 million as of June 30, 2026, which is dependent on eligible assets supporting the borrowing base.

For the second quarter of 2026, cash used in operations totaled $2.7 million compared to $2.4 million used during the same period of the prior year. Cash use in operations in the second quarter of 2026 was tied to an increase in working capital, namely inventory in support of the expected growth.

Narrowing And Raising Low End of 2026 Product Revenue Guidance

The Company now expects full-year 2026 product revenue to be in the range of $229 million to $231 million, reflecting growth of 11% to 12% from 2025. Included in this range is increased full-year 2026 IFC revenue guidance of $23 million to $25 million. Previously, the Company’s 2026 product revenue guidance range was $227 million to $231 million, including IFC revenue guidance between $22 million to $24 million.

Quarterly Conference Call

The Company will host a conference call at 4:30 P.M. ET this afternoon, during which management will discuss the Company’s financial results and provide a general business overview and outlook. To listen to the live webcast, please visit the Investor Relations page of the Cerus website at http://www.cerus.com/ir.

A replay will be available on Cerus’ website and will be available approximately three hours after the call through August 20, 2026.

*FC15 equivalent to a therapeutic dose of a cryoAHF pool.

ABOUT CERUS

Cerus Corporation is dedicated solely to safeguarding the world’s blood supply and aims to become the preeminent global blood products company. Headquartered in Concord, California, the company develops and supplies vital technologies and pathogen-protected blood components to blood centers, hospitals, and ultimately patients who rely on safe blood. The INTERCEPT Blood System for platelets and plasma is available globally and remains the only pathogen reduction system with both CE mark and FDA approval for these two blood components. In the U.S., the INTERCEPT Blood System for Cryoprecipitation is approved for the production of Pathogen Reduced Cryoprecipitated Fibrinogen Complex (commonly referred to as INTERCEPT Fibrinogen Complex), a therapeutic product for the treatment and control of bleeding, including massive hemorrhage, associated with fibrinogen deficiency. The INTERCEPT red blood cell system is under regulatory review in Europe, and in late-stage clinical development in the U.S. For more information about Cerus, visit www.cerus.com and follow us on LinkedIn.

Cerus, INTERCEPT, and the Cerus logo are trademarks of Cerus Corporation.

Forward-Looking Statements

Except for the historical statements contained herein, this press release contains forward-looking statements concerning Cerus’ products, prospects and expected results, including statements relating to: Cerus’ expectation that full-year 2026 product revenue will be in the range of $229 million to $231 million, including IFC revenue of between $23 million to $25 million; Cerus’ expectation that full-year 2026 product revenue will grow 11% to 12% year over year; Cerus’ expectation that full-year 2026 IFC sales will grow approximately 40% to 50%; Cerus continuing to have access to $14.9 million under its revolving line of credit; Cerus’ anticipated catalyst path in 2026 and the timing of catalyst events, including ongoing INTERCEPT RBC regulatory review in Europe, the Phase 3 RedeS readout in the U.S., and the U.S. PMA submission for Cerus’ new INT200 illumination device; Cerus’ expectations with respect to the expansion of its 2024 BARDA contract and its collaboration with Blood Centers of America; Cerus’ ability to continue to improve global access to its INTERCEPT technologies, Cerus’ anticipated growth trajectory, and potential market opportunities; Cerus’ ability to advance its product development programs; the continued commercialization and launch of INT200 and IFC; the anticipated impact of Cerus’ recent debt refinancing; and other statements that are not historical fact. Actual results could differ materially from these forward-looking statements as a result of certain factors, including, without limitation: risks associated with the commercialization and market acceptance of, and customer demand for, the INTERCEPT Blood System and IFC; the risk that Cerus may not meet its 2026 annual product revenue guidance; the risk that Cerus may not effectively continue to launch and commercialize the INTERCEPT Blood System for Cryoprecipitation or INT200; the risk that Cerus may not grow sales globally, including in its U.S. and European markets, and/or realize expected revenue contributions resulting from its U.S. and European market agreements; the risk that the U.S. RedeS study may take longer than Cerus expects or may not be completed at all or, if completed, may not demonstrate the safety and/or efficacy of the red blood cell system; risks related to the uncertain and time-consuming development and regulatory process, including the risk that Cerus may be unable to obtain requisite regulatory approvals to advance its pipeline programs and bring them to market in a timely manner or at all, including the risks that existing clinical data may be insufficient in order to obtain a CE Certificate of Conformity and affix a CE Mark to the red blood cell system and its planned modular premarket approval, or PMA, application for the red blood cell system may not be submitted to the FDA on the timeline Cerus anticipates or at all and/or the submission and regulatory decision with respect to Cerus’ modular PMA application for the INT200 may not occur on the timeline Cerus anticipates or at all; risks associated with macroeconomic developments, including the ongoing military conflict in Ukraine and the ongoing military conflict involving Iran, the U.S. and Israel, new or increased tariffs and escalating trade tensions, inflation, rising interest rates and foreign exchange volatility and the resulting global economic and financial disruptions; risks related to Cerus’ ability to demonstrate to the transfusion medicine community and other healthcare constituencies that pathogen reduction and the INTERCEPT Blood System are safe, effective and economical; risks related to product safety; risks associated with Cerus’ ability to maintain an effective, secure manufacturing supply chain, including risks that (a) Cerus’ supply chain could be negatively impacted as a result of macroeconomic developments, (b) Cerus’ manufacturers could be unable to comply with extensive regulatory agency requirements, and (c) Cerus may be unable to maintain its supply agreements with its third-party suppliers; risks associated with Cerus’ ability to access additional funds under its credit facility and to meet its debt service obligations, and its need for additional funding; risks associated with the impact of legislative or regulatory healthcare reforms that may make it more difficult and costly for Cerus to produce, market and distribute its products; as well as other risks detailed in Cerus’ filings with the Securities and Exchange Commission, including under the heading “Risk Factors” in Cerus’ Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 2, 2026 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2026. Cerus disclaims any obligation or undertaking to update or revise any forward-looking statements contained in this press release.

Use of Non-GAAP Financial Measures

We define adjusted EBITDA as net loss attributable to Cerus Corporation as reported on the consolidated statement of operations, as adjusted to exclude, as applicable for the reporting period(s) presented, (i) net loss attributable to noncontrolling interest, (ii) provision for income taxes, (iii) foreign exchange (loss)/gain, (iv) interest income (expense), (v) other income (expense), net, (vi) depreciation and amortization, (vii) share-based compensation, (viii) goodwill and asset impairments, (ix) costs associated with our noncontrolling interest in our joint venture in China and, (x) revenue and direct costs associated with our government contracts. We are presenting this non-GAAP financial measure to assist investors in assessing our operating results. Management believes this non-GAAP information is useful for investors, when considered in conjunction with Cerus’ GAAP financial statements, because management uses such information internally for its operating, budgeting and financial planning purposes. Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of Cerus’ operating results as reported under GAAP. This non-GAAP financial measure should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. This non-GAAP financial measure is not necessarily comparable to similarly-titled measures presented by other companies.

Contact:

Tim Lee – Head of Investor Relations

Cerus Corporation

ir@cerus.com

925-288-6128

Supplemental Tables

	Three Months Ended	Six Months Ended
	June 30,	June 30,
	2026 vs. 2025	2026 vs. 2025
Platelet Kit Growth
North America	2%	4%
International	-3%	9%
Worldwide	1%	5%

Change in Calculated Number of Treatable Platelet Doses
North America	4%	6%
International	-9%	6%
Worldwide	0%	6%
Dose treatable calculation based on the number of kits sold and the product configuration (single and double dose kits)

	Three Months Ended	Six Months Ended
	June 30,	June 30,
	2026 vs. 2025	2026 vs. 2025
Total IFC* Demand Growth	~20%	~50%
(including kits and finished therapeutic doses)
*FC15 equivalent to a therapeutic dose of a cryoAHF pool.

CERUS CORPORATION
REVENUE BY REGION
(in thousands, except percentages)

	Three Months Ended				Six Months Ended
	June 30,		Change		June 30,		Change
	2026	2025	$	%	2026	2025	$	%
North America	$38,356	$35,286	$3,070	9%	$75,111	$65,886	$9,225	14%
Europe, Middle East and Africa	18,336	16,612	1,724	10%	34,014	28,824	5,190	18%
Other	749	547	202	37%	1,977	974	1,003	103%
Total product revenue	$57,441	$52,445	$4,996	10%	$111,102	$95,684	$15,418	16%

CERUS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
UNAUDITED
(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
Product revenue	$57,441	$52,445	$111,102	$95,684
Cost of product revenue	27,909	23,470	53,676	41,285
Gross profit on product revenue	29,532	28,975	57,426	54,399
Government contract revenue	5,862	7,684	12,094	13,298
Operating expenses:
Research and development	14,388	18,900	28,920	35,505
Selling, general and administrative	22,864	21,182	42,812	41,468
Total operating expenses	37,252	40,082	71,732	76,973
Loss from operations	(1,858)	(3,423)	(2,212)	(9,276)
Total non-operating expense, net	(1,029)	(2,216)	(2,232)	(4,007)
Loss before income taxes	(2,887)	(5,639)	(4,444)	(13,283)
Provision for income tax	95	76	186	150
Net loss	(2,982)	(5,715)	(4,630)	(13,433)
Net loss attributable to noncontrolling interest	(42)	(8)	(50)	(9)
Net loss attributable to Cerus Corporation	$(2,940)	$(5,707)	$(4,580)	$(13,424)
Net loss per share attributable to Cerus Corporation
Basic and diluted	$(0.01)	$(0.03)	$(0.02)	$(0.07)
Weighted average shares outstanding:
Basic and diluted	200,565	191,301	197,371	189,195

CERUS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 30,	December 31,
	2026	2025
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$17,980	$19,961
Short-term investments	38,284	62,918
Accounts receivable, net	30,975	30,374
Current inventories	65,813	56,101
Prepaid and other current assets	4,256	5,030
Total current assets	157,308	174,384
Non-current assets:
Property and equipment, net	9,415	9,204
Operating lease right-of-use assets	8,915	10,124
Goodwill	1,316	1,316
Non-current inventories	15,402	15,143
Other assets and restricted cash	12,831	11,688
Total assets	$205,187	$221,859

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$50,888	$53,279
Debt – current	30,088	43,343
Operating lease liabilities – current	3,247	2,905
Deferred revenue – current	1,567	1,274
Total current liabilities	85,790	100,801
Non-current liabilities:
Debt – non-current	34,828	40,545
Operating lease liabilities – non-current	8,636	10,153
Other non-current liabilities	5,218	5,395
Total liabilities	134,472	156,894
Stockholders' equity:	70,024	64,224
Noncontrolling interest	691	741
Total liabilities and stockholders' equity	$205,187	$221,859

CERUS CORPORATION
UNAUDITED RECONCILIATION OF NON-GAAP ADJUSTED EBITDA
(in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
Net loss attributable to Cerus Corporation	$(2,940)	$(5,707)	$(4,580)	$(13,424)

Adjustments to net loss attributable to Cerus Corporation:

Net loss attributable to noncontrolling interest	(42)	(8)	(50)	(9)
Provision for income taxes	95	76	186	150
Total non-operating expense, net (i)	1,029	2,216	2,232	4,007
Loss from operations	(1,858)	(3,423)	(2,212)	(9,276)

Adjustments to loss from operations:

Operating depreciation and amortization	1,216	1,049	2,439	2,064
Government contract revenue (ii)	(5,862)	(7,684)	(12,094)	(13,298)
Direct expenses attributable to government contracts (iii)	3,924	5,297	8,373	9,268
Share-based compensation (iv)	5,496	5,681	10,400	12,316
Costs attributable to noncontrolling interest (v)	85	15	102	18
Non-GAAP adjusted EBITDA	$3,001	$935	$7,008	$1,092

i. Includes interest income/expense and foreign exchange gains/losses.
ii. Represents revenue related to the cost reimbursement provisions under our government contracts.

iii. Represents the direct expenses attributable to work supporting government contracts, which are reimbursed and reflect under government contract revenue in the condensed consolidated statement of operations.

iv. Represents non-cash stock-based compensation.
v. Represents costs associated with the noncontrolling interest in Cerus Zhongbaokang (Shandong) Biomedical Co., LTD.